Exhibit 99.1

Janover Reports Fiscal 2023 Financial Results and Provides Business Update

Reports 54% Increase in Revenue Per Transaction in 2023

Revenue from Small Business Transactions Grows More Than 100% for Second Consecutive Year

Boca Raton, FL – March 28, 2024 – Janover Inc. (Nasdaq:  JNVR) (“Janover” or the “Company”), an AI-enabled platform for commercial real estate transactions, today provided a business update, and announced its financial results for the year-ended December 31, 2023.

Key Financials

•	Revenue per transaction increased 54% year-over-year for the year-ended December 31, 2023;
•	Revenue from Small Business transactions, which includes Small Business Administration (SBA), increased more than 100%, for the second consecutive year;
•	Completed IPO in July 2023 and raised over $5.0 million in all common stock;
•

Generated revenue of $2.0 million in 2023, versus $2.2 million in 2022, despite significant industry declines and Company’s focus on building the platform in 2023—positioning Janover for growth in 2024; and

•	$5.1 million in cash and cash equivalents as of December 31, 2023.

2023 Operational Highlights

•	Launched AI chatbot interface for commercial lenders under SaaS licensing model
•	Acquired Groundbreaker Tech Inc., a recurring revenue SaaS platform, establishing a comprehensive marketplace for commercial real estate
•	Launched share repurchase program
•	Entered into strategic referral partnership with La Rosa Holdings (Nasdaq:LRHC)
•	Entered into strategic partnership with Xchange.Loans to capitalize on market dislocation
•	Achieved significant growth and engagement with top credit unions
•	Inaugurated real estate advisory board
•	Appointed finance veteran Bruce S. Rosenbloom, CPA as CFO
•	Launched new AI capabilities to further strengthen its fintech marketplace

Blake Janover, CEO of Janover, stated, “In 2023, our Company achieved significant milestones, including our listing on the Nasdaq exchange in July and the acquisition of Groundbreaker in November, signaling the beginning of our transition to recurring revenue. Despite facing significant macro-economic challenges including the material increase in interest rates by the Federal Reserve, and disruptions in the banking and commercial real estate sector, we emerged far ahead of most of our peers and incumbents in multiple categories.  Moreover, with the substantial investments we made in 2023 in our sales and marketing capabilities and in artificial intelligence, we believe we have built a solid foundation and now have a highly scalable infrastructure, which we believe will support future growth and meaningful returns for our shareholders in the years ahead.

“Revenue from small business transactions (which is primarily derived from SBA loans for commercial real estate) has more than doubled each of the last two years, highlighting our continued success in this new and exciting category. Furthermore, as discussed in our third quarter press release, our focus on enhancing revenue per transaction continues to bear fruit, evidenced by the 54% year-over-year increase in revenue per transaction for the year-ended December 31, 2023. With $5.1 million in cash and cash equivalents as of December 31, 2023, we are well positioned to execute our strategic initiatives and fuel our growth.

“Our AI-enabled platform drives value directly to customers and employees, improving each transaction along the way. Our expanding product suite tailored to commercial real estate enterprises and small and medium businesses is delighting owners, operators, and lenders alike.

“In summary, Janover is dedicated to building a resilient mix of high-quality products to deliver deeper and deeper value to our customers and, as a byproduct, our shareholders. I am very excited about what lies ahead and am confident in our ability to execute and scale our enterprise."

Financial Results

Revenue for the year-ended December 31, 2023, was $2.0 million compared to $2.2 million for the year-ended December 31, 2022. The revenue decline was due to the ongoing market disruption within the commercial real estate sector. However, the downward pressure on the commercial real estate financing business was offset by strong growth in the SBA and SMB business, which more than doubled over the past two fiscal years.  Sales and marketing expenses for the year-ended December 31, 2023, were $2.0 million, compared to $1.6 million for the year-ended December 31, 2022. The majority of the increase was due to increased compensation, benefits and stock-based compensation expense during fiscal 2023, due to increases in employees and the issuance of common stock upon the IPO for services, cancellation of employee stock options and issuance of common stock in connection with the IPO, compared to the same period in 2022. Net loss was $3.4 million, or $0.40 basic and diluted loss per share, for the year-ended December 31, 2023, compared to net loss of $1.3 million, or $0.18 basic and diluted loss per share, for the year-ended December 31, 2022.  Adjusted EBITDA loss was $1.9 million, or $0.22 basic and diluted loss per share, for the year-ended December 31, 2023, compared to adjusted EBITDA loss of $1.2 million, or $0.17 basic and diluted loss per share, for the year-ended December 31, 2022.  Adjusted EBITDA and adjusted EBITDA per share are non-GAAP financial measures (defined below).

About Janover Inc.

Janover is an AI-enabled platform for commercial real estate transactions. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/.

To view the latest investor presentation, please visit https://ir.janover.co/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the effect of and uncertainties related the ongoing volatility in interest rates; (ii) our ability to achieve and maintain profitability in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment; (iv) our ability to respond to general economic conditions; (v) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (vi) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth  and other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com

(Tables follow)

JANOVER INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5,075,609	$981,125
Accounts receivable	86,138	38,287
Prepaid expenses	130,430	7,566
Total current assets	5,292,177	1,026,978
Property and equipment, net	28,137	-
Intangible assets	675,957	16,178
Goodwill	606,666	-
Other assets	18,107	6,877
Right of use asset	62,781	109,661
Deferred offering costs	-	177,219
Total assets	$6,683,825	$1,336,913

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$539,136	$159,380
Deferred revenue	83,228	-
Right of use liability, current portion	52,731	45,516
Total current liabilities	675,095	204,896
Contingent consideration	178,819	-
Future equity obligations	-	539,582
Right of use of liability	13,933	67,057
Total liabilities	867,847	811,535

Stockholders' equity:
Series A Preferred stock, $0.00001 par value, 100,000 shares authorized, 10,000 shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Series B Preferred stock, $0.00001 par value, 1,000 shares authorized, 0 shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 11,046,981 and 7,064,008 shares shares issued and outstanding as of December 31, 2023 and 2022, respectively	110	71
Additional paid-in capital	12,459,343	3,794,988
Accumulated deficit	(6,643,475)	(3,269,681)
Total stockholders' equity	5,815,978	525,378
Total liabilities and stockholders' equity	$6,683,825	$1,336,913

JANOVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022
Revenues	$2,003,155	$2,150,937

Operating expenses:
Sales and marketing	1,975,219	1,623,900
Research and development	792,131	426,828
General and administrative	2,640,697	1,820,604
Total operating expenses	5,408,047	3,871,332
Loss from operations	(3,404,892)	(1,720,395)

Other income (expense):
Change in fair value of future equity obligations	(119,826)	434,224
Interest income	140,720	9,241
Other income	10,204	15,255
Total other income (expense)	31,098	458,720
Net loss	$(3,373,794)	$(1,261,675)

Weighted average common shares outstanding - basic and diluted	8,451,573	6,882,581

Net loss per common share - basic and diluted	$(0.40)	$(0.18)

JANOVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(3,373,794)	$(1,261,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	912	-
Stock-based compensation - issuance of common stock upon IPO for services	541,064	-
Stock-based compensation	944,383	529,929
Change in fair value of future equity obligations	119,826	(434,224)
Changes in operating assets and liabilities:
Accounts receivable	(47,851)	72,345
Prepaid expenses	(116,218)	(5,172)
Other assets	(11,230)	(4,483)
Accounts payable and accrued expenses	379,756	79,615
Deferred revenue	(5,379)	-
Right of use liability, net	969	-
Net cash used in operating activities	(1,567,562)	(1,023,665)
Cash flows from investing activities:
Purchases of property and equipment	(29,049)	-
Cash used pursuant to business combination	(60,000)	-
Net cash used in investing activities	(89,049)	-
Cash flows from financing activities:
Proceeds from future equity obligations, net of financing fees	-	286,000
Issuance of preferred stock	1,000,000	-
Issuance of common stock	5,650,000	165,992
Offering costs	(898,905)	(154,469)
Net cash provided by financing activities	5,751,095	297,523
Net change in cash	4,094,484	(726,142)
Cash and cash equivalents at beginning of year	981,125	1,707,267
Cash and cash equivalents at end of year	$5,075,609	$981,125

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash financing activities:
Conversion of future equity obligations into common stock in connection with IPO	$659,408	$668,898
Conversion of preferred stock into common stock in connection with IPO	$1,000,000	$-
Issuance of common stock pursuant to business combination	$945,665	$-
Contingent consideration pursuant to business combination	$178,819	$-
Right of use asset and liability	$-	$143,132
Shares issued as deferred offering costs	$-	$22,750

JANOVER INC.

RECONCILIATION OF NON-GAAP MEASURES

	Year Ended
	December 31,
	2023	2022

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(33,73,794)	$(12,61,675)

Add (subtract):

Stock-based compensation	14,85,447	5,29,929
Depreciation	912	-
Other income (expense)	31,098	4,58,720

Adjusted EBITDA	$(19,18,533)	$(11,90,466)

	Year Ended
	December 31,
	2023	2022

Consolidated Reconciliation of GAAP Net Loss per share to Adjusted EBITDA per share:

Net loss per share - basic and diluted	$(0.40)	$(0.18)

Add (subtract):

Stock-based compensation	0.18	0.08
Depreciation	-	-
Other income (expense)	-	0.07

Adjusted EBITDA per share	$(0.22)	$(0.17)

Non-GAAP Financial Measures

To provide investors and the market with additional information regarding our financial results, we have disclosed adjusted EBITDA and adjusted EBITDA per share, non-GAAP financial measures that we calculate as net loss excluding; stock-based compensation expense; depreciation; and other income (expense). We have provided reconciliations of adjusted EBITDA to net loss and adjusted EBITDA per share to earnings per share, the most directly comparable GAAP financial measures.

We have included adjusted EBITDA and adjusted EBITDA per share, herein, because they are key measures used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.